Exhibit 10.1.m

                           AMENDMENT 1
                               TO
                          KLT GAS INC.
                      COMPENSATION PROGRAM


      This Amendment 1 to KLT Gas Inc. Compensation Program is made and adopted by KLT Inc., as the sole shareholder and designated director (the "Director") of KLT Gas Inc. (the "Corporation"), a Missouri statutory close corporation, as of October 31, 2001.

      WHEREAS, the Corporation established and adopted a  certain
Compensation Program dated as of January 1, 2001 (the "Plan"), which Plan administered by the Director through its President;

     WHEREAS, it is in the interest of the Corporation, and consistent with the overall purpose of the Plan to induce participants to continue employment with the Corporation, to further amend the Plan, as set forth below.

     THEREFORE, the Plan is amended as follows:

     1. Section 5.c. of the Plan hereby is amended and restated to read in its entirety, effective as of January 1, 2001, as follows:

           c. The aggregate amount available to be distributed to employees (the "Pool") shall be 5.625% percent of the difference between (i) the Amount Realized (as defined below) on each Affiliate or Company, as the case may be, and
     (ii) the sum of the Baseline for such Affiliate or Company, as the case may be, and an amount equal to a 10% annual pre-tax return on such Baseline (such Baseline shall be computed, as to Affiliates existing as of the date of initial adoption of the Plan, from the date of such adoption, and, as to Affiliates included subsequent to the Plan's initial adoption, from the date of such subsequent inclusion. The Baseline for the Company shall be the sum of the Baselines of its Affiliates). If the amount calculated pursuant to clause 5.c.(i) is less than the amount calculated pursuant to clause 5.c.(ii), then the Pool shall be reduced by an amount equal to 5.625% percent of such difference and the amounts in the employees' Incentive Accounts shall be accordingly adjusted to reflect this reduction in the Pool.

     2. Section 3.e. of the Plan hereby is amended and restated to read in its entirety as follows:

           e.   The Amount Realized for each Affiliate or Company
     will  be  determined upon the occurrence  of  a  Realization
     Event.   A  Realization Event shall be deemed to occur  upon
     the earliest to occur of the following events:

                (i) an initial public offering (an "IPO") of common stock of the Company or an Affiliate;


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                (ii) the sale of twenty percent (20%) or more  of
          the   fully  diluted  capital  stock  or  other  equity
          securities in the Company or an Affiliate;
               (iii)     a merger or consolidation of the Company
          or  an  Affiliate  in  which the  Company  is  not  the
          survivor   or  the  controlling  shareholder   of   the
          resulting entity;
                (iv) a sale, disposition or other transfer of all
          or substantially all of the assets of the Company or an
          Affiliate;
                (v)   a liquidation or dissolution of the Company
          or an Affiliate;
               (vi) the Company or an Affiliate shall (a) have an
          order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect,
          (b)  make  an assignment for the benefit of  creditors,
          (c)  apply for, seek, consent to, or acquiesce in,  the
          appointment   of   a   receiver,  custodian,   trustee,
          examiner, liquidator or similar official for it or any substantial portion of its property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or
          seeking    dissolution,   winding   up,    liquidation,
          reorganization, arrangement, adjustment or  composition
          of   it  or  its  debts  under  any  law  relating   to
          bankruptcy, insolvency or reorganization or relief of debtors, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this clause (vi), or (f) fail to contest in good faith any appointment or proceeding described in clause (vii) of this Section 3.e.;
                (vii)      Without the application,  approval  or
          consent of the Company or an Affiliate, as the case may
          be,  a  receiver,  trustee,  examiner,  liquidator   or
          similar official shall be appointed for the Company  or
          an   Affiliate,  or  any  substantial  portion  of  its
          property, or a proceeding described in clause (vi)(d) of this Section 3.e. shall be instituted against the Company or an Affiliate, and such appointment continues undischarged or such proceeding continues undismissed or  unstayed  for  a period of sixty  (60)  consecutive
          days;
               (viii)    a portion of the property of the Company
          or   an  Affiliate  becomes  impaired  under  generally
          accepted accounting principles giving rise to a write-down of the book value of such property; and
                (ix) a portion of the property of the Company  or
          an Affiliate is shut-in or otherwise abandoned.

     3. Exhibit A of the Plan hereby is amended and restated to read in its entirety, effective as of October 31, 2001, as set forth in Exhibit A attached hereto.

     4. Clauses (i) and (ii) of Section 6.b. of the Plan hereby are amended and restated to read in their entirety as follows:

            (i) If the Company terminates the employee's employment for any reason (including but not limited to death or disability) other than Cause (as defined below), the Participant will be entitled to receive, within 15 days of the end of the year in which such termination occurred, a lump sum, net of all applicable withholding taxes, equal to 50% of the Award remaining in the Participant's Incentive Account at the time of such termination, as adjusted to reflect the proportionate effects of all reductions (but not

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     increases)  to  the Pool, pursuant to Section  5,  occurring between said time of termination and the end of the year in which such termination occurred. The employee shall not be entitled to any other portion of the Award remaining in the employee's Incentive Account.

           (ii) If the employee terminates employment, or is terminated for Cause, the employee shall forfeit all of the Award remaining in the employee's Incentive Account at the time of such termination. The Company may, in its sole discretion, elect to waive the forfeiture requirement of this paragraph respecting a portion (but not more than 50%) of such Award if a employee terminates employment; in such event, payment of such portion shall be made in accordance with the preceding paragraph.

      5.    Except  as  expressly amended above,  the  terms  and
conditions  of  the Plan remain in full force  and  effect.   All
capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

     IN WITNESS WHEREOF, the Director has executed this Amendment
1 as of the date first above written.

                                   KLT INC.,
                                   as the sole shareholder and
                                   designated director of KLT Gas
                                   Inc. and Director of the Plan

                                   By:  /s/ Gregory J. Orman
                                        Gregory J. Orman
                                        President and CEO
Attest:

/s/ David J. Haydon
Secretary

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